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                                                                     EXHIBIT 4.5

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                                   NVR, INC.

                                      AND

                               NVR HOMES, INC.,

                         NVR FINANCIAL SERVICES, INC.,

                                   RVN, INC.

                                      and

                             NVR FOX RIDGE, INC.,
                        as Joint and Several Guarantors


                    _______________________________________

                                  $160,000,000

                           11% SENIOR NOTES due 2003

                    _______________________________________


                    _______________________________________

                         SECOND SUPPLEMENTAL INDENTURE

                         Dated as of November 7, 1997
                    _______________________________________


                    _______________________________________

                       IBJ SCHRODER BANK & TRUST COMPANY
                   ________________________________________

                                  as Trustee

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          SECOND SUPPLEMENTAL INDENTURE dated as of November 7, 1997 (the
"Supplemental Indenture") among NVR, Inc., a Virginia corporation ("NVR" or "Company"), and NVR Homes, Inc., a Virginia corporation ("Homes"), and NVR Financial Services, Inc., a Pennsylvania corporation ("NVRFS"), and RVN, Inc., a Delaware corporation ("RVN"), and NVR Fox Ridge, Inc., a Tennessee corporation ("Fox Ridge"), as joint and several guarantors, and IBJ Schroder Bank & Trust Company, a banking corporation organized under the laws of the State of New York, as trustee ("Trustee"), amending and supplementing the Indenture dated as of September 30, 1993, as supplemented by the First Supplemental Indenture dated as of January 7, 1997 (the "Indenture") among NVR, and Homes, NVRFS, and RVN, as joint and several guarantors, and the Trustee.

                                   RECITALS
                                   --------

          WHEREAS, NVR and Homes, NVRFS, and RVN, as joint and several guarantors, and the Trustee have entered into the Indenture for the benefit of each other and for the equal and ratable benefit of the Holders of the 11% Senior Notes due 2003 of NVR (the "Securities"); all capitalized terms used and not otherwise defined herein having the meanings set forth in the Indenture; and

          WHEREAS, Fox Ridge has been organized as a Subsidiary of Homes and is the transferee of certain property or assets of Homes; and

          WHEREAS, in accordance with the provisions of the Indenture, the Company desires to designate Fox Ridge as a Restricted Subsidiary; and

          WHEREAS, in accordance with the provisions of Section 11.05 of the Indenture, Fox Ridge desires to enter into this Supplemental Indenture to provide for the unconditional Guarantee of all of the Company's Obligations under the Securities on the terms set forth in the Indenture; and

          WHEREAS, to further evidence such Guarantee, Fox Ridge, simultaneously with the execution of this Supplemental Indenture, has executed and delivered to the Trustee a Subsidiary Guarantee substantially in the form included in Exhibit C to the Indenture; and

          WHEREAS, in accordance with the provisions of Section 10.01 of the Indenture and Section 6 of the Pledge Agreement, the Company, simultaneously with the execution of this Supplemental Indenture, has executed and delivered to the Collateral Agent a Second Pledge Amendment dated November 7, 1997, providing for the pledge of 100% of the Capital Stock of Fox Ridge, as well as the certificate representing such shares and duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent; and

          WHEREAS, in accordance with Section 9.01(iv) of the Indenture, the Company, the Guarantors and the Trustee are authorized and permitted to amend and supplement the Indenture as set forth herein, without the consent of any Securityholder, and all requirements set forth in Article 9 to make this Supplemental Indenture effective have been satisfied; and

          WHEREAS, the execution, delivery and due performance of this Supplemental Indenture by each of the Company and the Guarantors, respectively, have been authorized, approved and directed by all necessary and appropriate action of the boards of directors of each of the Company and the Guarantors, respectively; and
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          WHEREAS, the execution, delivery and due performance of this
Supplemental Indenture by the Trustee have been authorized, approved and directed by all necessary and appropriate corporate action of the Trustee;

          NOW, THEREFORE, for and in consideration of the mutual premises and agreements herein contained, the Company and each of Homes, NVRFS, RVN, and Fox Ridge, in its capacity as a joint and several guarantor, and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities:

                                   AGREEMENT
                                   ---------

SECTION 1.01.  SUBSIDIARY GUARANTEE.

          Subject to the provisions of Article 11 of the Indenture, Fox Ridge, jointly and severally, unconditionally guarantees all of the Company's Obligations under the Securities on the terms set forth in the Indenture.

SECTION 1.02.  FURTHER AGREEMENTS.

          All actions necessary to constitute Fox Ridge as a Guarantor and a Restricted Subsidiary under the terms of the Indenture have been taken, and all references in the Indenture to a Guarantor or a Restricted Subsidiary shall on and after the date hereof include Fox Ridge. On and after the date hereof, the Indenture shall be deemed to include this Supplemental Indenture, and the Indenture, as amended and supplemented by this Supplemental Indenture, shall remain in full force and effect.

SECTION 1.03.  COUNTERPART ORIGINALS.

          The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
SECTION 1.04.  HEADINGS.

          The Headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 1.05.  GOVERNING LAW.

          The internal law of the State of New York shall govern this Supplemental Indenture.

                                      107
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                                  SIGNATURES


Dated as of November 7, 1997        NVR, Inc.


                                    By:/s/ Paul C. Saville
                                       -------------------

                                    Name: Paul C. Saville
                                    Title: Senior Vice President

Attest:

/s/ Dennis M. Seremet               (SEAL)
-------------------------------



Dated as of November 7, 1997        NVR HOMES, INC., as Guarantor


                                    By:/s/ Paul C. Saville
                                       -------------------
                                    Name: Paul C. Saville
                                    Title: Senior Vice President

Attest:

/s/ Dennis M. Seremet               (SEAL)
-------------------------------



Dated as of November 7, 1997        NVR FINANCIAL SERVICES, INC.,
                                    as Guarantor


                                    By:/s/ Paul C. Saville
                                       -------------------
                                    Name: Paul C. Saville
                                    Title: Senior Vice President

Attest:

/s/ Peter J. Fitzsimmons            (SEAL)
-------------------------------

                                      108
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Dated as of November 7, 1997        RVN, INC., as Guarantor


                                    By:/s/ Paul C. Saville
                                       -------------------
                                    Name: Paul C. Saville
                                    Title: Senior Vice President

Attest:

/s/ Dennis M. Seremet               (SEAL)
-------------------------------


Dated as of November 7, 1997        NVR FOX RIDGE, INC., as Guarantor


                                    By:/s/ Paul C. Saville
                                       -------------------
                                    Name: Paul C. Saville
                                    Title: Senior Vice President

Attest:

/s/ Dennis M. Seremet               (SEAL)
-------------------------------



Dated as of November 12, 1997       IBJ SCHRODER BANK & TRUST
                                    COMPANY, as Trustee


                                    By: /s/ Luis Perez
                                       ---------------
                                    Name: Luis Perez
                                    Title: Assistant Vice President

Attest:

_______________________________     (SEAL)

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